1,500,000 Shares

                                 TRIMEDYNE, INC.
                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                          January ___, 2001

_______________________
_______________________
_______________________

Attn:  __________________


Dear Sirs:

         The undersigned, Trimedyne, Inc. a Nevada corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter"), as follows:

         1. The Offering

         (a) The Underwriter agrees to sell a maximum of 1,500,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock") to the public as agent for the Company on a "best efforts" only basis during the offering period commencing as of the effective date ("Effective Date") of the Company's Registration Statement on Form S-2, filed with the Securities and Exchange Commission (the "Commission") on January ___, 2001 (Commission File No. ____________) (the "Initial Registration Statement"), and terminating on the first to occur of (i) the sale of the 1,500,000 shares of Common Stock or (ii) six (6) months from the Effective Date, unless such period is extended by mutual agreement between us (the "Offering Period"), plus an additional three days to permit funds collected during the Offering Period to clear (the "Offering").

         (b) The public offering price of the Common Stock shall be mutually determined by us from time to time, based upon the then market price of the Common Stock on the NASDAQ market. The Underwriter may from time to time after the aforesaid mutual determination of the public offering price increase, but not decrease the public offering price, without the consent of the Company, by reason of changes in general market conditions or otherwise.

         (c) The number of shares of Common Stock which you shall offer to the public from time to time during the Offering Period shall be mutually determined by us from time to time after the Effective Date.

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         (d) The Company  shall pay you as  Underwriter  a sales  commission  of seven percent (7%) of all sales of Common Stock sold by you during the Offering Period, except on sales of Common Stock to officers, directors or employees of the Company and their affiliates.

         (e) The Company hereby agrees to sell to you, and you hereby agree to purchase 100,000 five year warrants ("Warrants") at a price of $0.001 per Warrant, for a total purchase price of $1,000. The Warrants shall be exercisable in an amount equal to ten percent (10%) of the number of shares of Common Stock sold by you hereunder to the public during the Offering Period. The Warrants will each be exercisable for a period of four (4) years commencing one (1) year following the Effective Date to purchase one (1) share of Common Stock at a price equal to one hundred twenty percent (120%) of the average public offering price of the Common Stock sold by you during the Offering Period.

         2. Representations and Warranties of the Company.

         (a) The Company represents and warrants to, and agrees with the Underwriter that:

         (i) The Company will deliver to you any amendment(s) to the Registration Statement filed with the Commission (the initial Registration Statement and all amendments thereto are hereinafter collectively referred to as the "Registration Statement"). The prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations (the "Regulations") of the Commission under the Securities Act of 1933, as amended (the "Act") is herein referred to as the "Prospectus."

         (ii) When the Registration Statement becomes effective, and at all times subsequent thereto and including the Closing Date (as defined in Section 1(d) and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement; except that no representation or warranty is made in this Section 2(a)(ii) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

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         (iii) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction have issued an order ("Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Common Stock, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

         (iv) The only subsidiaries (as defined in the Regulations) of the Company is Cardiodyne, Inc., a Nevada corporation, (the "Subsidiary"). The Company and the Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation. The Company and the Subsidiary are each duly qualified to do business and are in good standing in every jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of their business makes such qualification necessary.

         (v) The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding, and 30,000,000 shares of Common Stock, of which ________ shares were outstanding on December 31, 2000. Each outstanding share of Common Stock and to the knowledge of the Company each outstanding share of capital stock of the Subsidiary is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and to the knowledge of the Company in the case of the Subsidiary are owned of record and beneficially by the Company or the other shareholders as scheduled in the Prospectus free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as otherwise disclosed in the Prospectus. There are currently no outstanding options, warrants, or other rights calling for the issuance of, any shares of capital stock of the Company or to the knowledge of the Company of the Subsidiary or any security or other instrument which by their terms are convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be described in the Prospectus.

         (vi) The consolidated financial statements of the Company as of and for the period ended September 30, 2000 included in the Registration Statement and the Prospectus fairly present with respect to the Company and the Subsidiary the consolidated financial position, the consolidated results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company and the Subsidiary. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were independent certified public accountants with respect to the Company and the Subsidiary within the meaning of the Act and the Regulations. Except for the consolidated financial statements of the Company, no

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other financial  statements are required by Form S-2 or otherwise to be included in the Registration Statement or the Prospectus.

         (vii) There is no litigation, arbitration or other governmental proceeding (formal or informal), or investigation pending, threatened in writing, with respect to the Company, the Subsidiary, or any of their respective operations, businesses, properties, or assets, except as described in the Prospectus. Neither the Company nor the Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as described in the Prospectus, nor is the Company or the Subsidiary required to take any action in order to avoid any such violation or default.

         (viii) Neither the Company nor the Subsidiary has received any notice that the Company, the Subsidiary or any other party is in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company and the Subsidiary taken as a whole, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Neither the Company nor the Subsidiary is in violation or breach of, or in default with respect to, any material term of its certificate of incorporation (or other charter document) or by-laws.

         (ix) Except as set forth in the Prospectus, all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing herein referred to as "Intangibles") that the Company or the Subsidiary owns or has pending, or under which it is licensed, are in good standing and to the knowledge of the Company uncontested. Neither the Company nor the Subsidiaries is aware that they have infringed, are infringing, or have received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company or the Subsidiary there is no infringement by others of Intangibles of the Company or of the Subsidiary.

         (x) The Company has all requisite power and authority to execute, deliver, and perform this underwriting agreement (the "Agreement"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). Except where the failure would not have a material adverse effect on the Company taken as a whole: (a) no consent of any party to any contract, agreement, instrument, lease, license, arrangement to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and (b) the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with any material provision of or (with or without the giving of notice or the passage of time or both), entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of their respective operations, businesses, properties, or assets are subject.

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         (xi) The Common  Stock to be  offered  hereunder  and the Common  Stock underlying the Warrants are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of stockholders. The Common Stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus.

         (xii) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Common Stock hereunder.

         (xiii) The Company has obtained from each of its directors, officers and 5% stockholders a written agreement that for a period terminating ninety
(90) days after the termination of the Offering Period, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock, except (a) as set forth in the Prospectus, (b) in a private transaction or (c) in a transaction with a non U.S. national or resident, outside the U.S. or its territories.

         (xiv) On the Effective Date the Company shall have complied with the requirements of the NASD with respect to the Offering.

         3. Covenants of the Company.

         The Company covenants that it will:

         (i) Use its best efforts to cause the Registration Statement to become effective as promptly as possible and notify you immediately, and confirm such notice in writing, (A) when the Registration Statement and any post-effective

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amendment thereto become effective,  (B) of the receipt of any comments from the
Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

         (ii) During the time when a prospectus relating to the Common Stock is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Common Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify the Underwriter and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

         (iii) Deliver without charge to the Underwriter, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, two copies of the executed Registration Statement, including exhibits, and any amendment thereto, as the case may be, and two copies of any supplement thereto, and such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Underwriter may request for the purposes contemplated by the Act.

         (iv) Endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Common Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate subject to the Company's prior approval; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

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         (v) File no amendment or  supplement to the  Registration  Statement or
Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Underwriter shall previously have been advised of such filing and furnished with a copy thereof.

         (vi) Comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

         (vii) Comply with all provisions of all undertakings contained in the Registration Statement.

         (viii) File timely and accurate reports on Form SR with the commission in accordance with Rule 463 of the Regulations or any successor provision.

         (ix) If the principal stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction requested by the Underwriter pursuant to Section 3(a)(iv) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Common Stock for sale under the "blue sky" or securities laws of any such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

         4. Payment of Expenses. The Company agrees to pay all expenses in connection with (a) the preparation, printing and filing of the Registration Statement and the Prospectus, including the cost of all copies of the Prospectus and any amendments or supplements thereto supplied to the Underwriter in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Common Stock, including any transfer or other taxes payable thereon, (c) subject to the Company's prior approval, the qualification of the Common Stock under state or foreign "blue sky" or securities laws, including the costs of printing the preliminary and final "Blue Sky Survey, " (d) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and the jurisdictions in which such qualification is sought, and
(e) the disbursements in connection therewith relating to all filings with the NASD.

         5. Conditions of the Underwriters' Obligations. The obligation of the Underwriter to offer and sell the Common Stock as exclusive agent for the Company on a best efforts basis, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter, as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) The Registration Statement shall have become effective not later than 6:00 P.M., New York City Time, on or before the date of execution of this Agreement or such other date and time as shall be consented to in writing by the Underwriter.

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         (b) At the time this Agreement is executed and at the Closing Date, you shall have received the favorable opinion of Heller, Horowitz & Feit, P.C., counsel for the Company, dated the date of delivery, addressed to the Underwriter, to the effect that:

         (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company is duly qualified to do business and are in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

         (ii) The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, none of which are issued or outstanding, and 30,000,000 shares of Common Stock, of which _____________ shares were issued and outstanding on December 31, 2000. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as set forth in the Prospectus. Except as disclosed in the Prospectus, to the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Prospectus;

         (iii) To the knowledge of counsel, the Company is not in violation or breach of, or in default with respect to, any material provision of its certificates of incorporation (or other charter document) or by-laws;

         (iv) The Company has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company in accordance with its terms;

         (v) The Common Stock sold by the Company in this Offering and the Common Stock underlying the Warrants will be validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of stockholders; and

         (vi) The Registration Statement shall have become effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened in writing.

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         Such  opinions  may  contain  such  qualifications,   exceptions,   and
assumptions and may rely upon such matters or other opinions as may be agreed upon by the Underwriters and the counsel rendering the opinion.

         (c) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company, dated the Closing Date, to the effect that as of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         (d) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Common Stock shall be satisfactory in form and substance to the Underwriter.

         (e) The NASD, upon review of the terms of the public offering of the Common Stock, shall not have objected to the Underwriter's participation in such offering.

         Any certificate or other document signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed a representation and warranty by the Company hereunder to the Underwriter as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         6. Indemnification and Contribution

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and its officers, directors, partners, employee's, agents, and counsel, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to reasonable attorneys' fees and any and all reasonable expense incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Prospectus (as amended and supplemented from time to time), or any amendment or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively referred to as an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the

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Company as stated in Section 6(b) with respect to you expressly for inclusion in the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any material representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, each director of the Company and each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Section 6(a), but only with respect to statements or omissions, if any, made in the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 6(b) with respect to the Underwriter expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriter to provide indemnity under the provisions of this
Section 6(b) shall be limited to the amount which represents the product of the number of shares of Common Stock sold by the Underwriters as agent for the Company hereunder and the public offering price of the Common Stock sold by the Underwriter to the public hereunder. For all purposes of this Agreement, the amounts of the Underwriter's commission, any concession or re-allowance and the information set forth under "Underwriting" set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for inclusion in the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be.

         (c) If any action is brought against the Underwriter or the Company or any of their officers, directors, partners, employees, agents, counsel, or controlling persons (an "indemnified party") in respect of which indemnity may be sought against any other party hereto pursuant to the foregoing paragraphs, such indemnified party or parties shall promptly notify all the parties (the "indemnifying parties") against whom indemnification is to be sought in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying parties from any liability they may have other than pursuant to this Section 6(d)) and the indemnifying parties shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action or the indemnifying parties shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying parties and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, no indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent. In addition, the Company and the Selling Stockholder agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Common Stock, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

         (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6(a), 6(b), or 6(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, any controlling person of the Company as one entity and the Underwriter, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the Underwriter's commission on the sale of shares of the Common Stock hereunder, and the Company is responsible for the remaining portion based upon the proceeds received or which may have been received as a result of this Offering; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and you in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company, or by you, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and you agree that it would be unjust and inequitable if the respective obligations of the Company and you for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if you and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(e). No person guilty of a fraudulent misrepresentation
(within  the  meaning  of  Section  11(f)  of the  Act)  shall  be  entitled  to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and your counsel shall have the same rights to contribution as you, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6(e). Anything in this Section 6(e) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 6(e) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

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

         7. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date, and such representations, warranties. covenants, and agreements of the Underwriter and the Company, including the indemnity and contribution agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any indemnified person, or by or on behalf of the Company, or any person or entity which is entitled to be indemnified under Section 6(b), and shall survive termination of this Agreement or the delivery of the Common Stock to the purchasers thereof.

          8. Effective Date of This Agreement and Termination Thereof.

         (a) This Agreement shall become effective at 10:00 A.M., New York City Time, on the first full business day following the day on which the Registration Statement becomes effective. The Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 8, by giving the notice indicated in Section 8(d) before the time this Agreement becomes effective.

         (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially in disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on NASDAQ; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the opinion of the Underwriter, make it inadvisable to proceed with the offering; or if there shall have been such change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Underwriter makes it inadvisable to proceed with the public offering on the terms contemplated by the Prospectus.

         (c) If the Underwriter elects to prevent this Agreement from becoming effective, as provided in this Section 8, or to terminate this Agreement, the Underwriter shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Underwriter promptly by telephone, telex, or telegram, confirmed by letter.

         9. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, certified mail, return receipt requested, delivered personally or by messenger, or via facsimile with fax confirmation of receipt or if by letter, to
you      at      _____________________________________________,       Attention:
__________________; with a copy to Heller, Horowitz & Feit, P.C., 292 Madison Avenue, New York, , New York 10017, Attention: Richard F. Horowitz, Esq., Facsimile No.: (212) 696-9459; with a copy to ________________________________,
________________________________,  Attention: ______________________; or if sent to the Company at 2801 Barranca Road, Irvine, CA 92606, Attention: Shane H. Traveller, President. Either party hereto may change its address by written notice to the other party.

         10. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

         11. Acknowledgements. The parties hereto acknowledge, understand and accept that Heller, Horowitz & Feit, P.C. have acted as counsel to the Company in connection with all legal matters relating to the Offering described in
Section 1 of this Agreement.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                         Very truly yours,

                                         The "Company"
                                         Trimedyne, Inc.


                                          By ___________________________________
                                                Shane H. Traveller
                                                President and CEO

The "Underwriter"

Accepted as of the date first above written.
New York, New York

_____________________________________


By: __________________________________
Print Name:___________________________


      Title:__________________________


      Date:___________________________

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